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                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of ReliaStar Financial Corp. and Subsidiaries of our reports dated February 4, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and Subsidiaries for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 10, 1999